EXHIBIT 99



                  Certification of Chief Executive Officer and
                       Chief Financial Officer Pursuant to
                 18 U.S.C. Section 1350, As Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002



In connection with the Quarterly Report on Form 10-Q of Alexander & Baldwin, Inc. (the "Company") for the quarterly period ending March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"),
W. Allen Doane, as Chief Executive Officer of the Company, and James S. Andrasick, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Alexander & Baldwin, Inc. and will be retained by Alexander & Baldwin, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



/s/ W. Allen Doane
---------------------------------
Name:  W. Allen Doane
Title: Chief Executive Officer
Date:  April 25, 2003



/s/ James S. Andrasick
---------------------------------
Name:  James S. Andrasick
Title: Chief Financial Officer
Date:  April 25, 2003

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.